Exhibit 99.5

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Capitalized terms included below but not defined in this Exhibit 99.5 have the same meaning as terms defined and included elsewhere in the Current Report on Form 8-K (the “Original Report”) filed with the Securities and Exchange Commission (the “Commission”) on July 18, 2025 (as amended by this Current Report on Form 8-K/A) and, if not defined in the Original Report (as amended by this Current Report on Form 8-K/A), the final prospectus and definitive proxy statement (the “Proxy Statement/Prospectus”) filed with the Commission on June 23, 2025. Unless the context otherwise requires, the “Company”, “we”, “us”, or “our” refers to GrabAGun Digital Holdings Inc. and its subsidiaries after giving effect to the Closing.

Introduction

The following unaudited pro forma condensed combined financial information presents the combination of financial information of Colombier, GrabAGun and Pubco, adjusted to give effect to the Business Combination and related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” to depict the accounting for the transaction (“Transaction Accounting Adjustments”).

The following unaudited pro forma condensed combined balance sheet as of June 30, 2025, assumes that the Business Combination occurred on June 30, 2025. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2025 and the year ended December 31, 2024 presents pro forma effect to the Business Combination as if it had been completed on January 1, 2024.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what the Company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. Further, the pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the Company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The historical financial information of Colombier was derived from (i) the unaudited financial statements of Colombier as of and for the six months ended June 30, 2025 which are included as Exhibit 99.1 to this Current Report on Form 8-K/A and (ii) the audited financial statements of Colombier as of and for the year ended December 31, 2024, which are included in the Proxy Statement/Prospectus.

The historical financial information of GrabAGun was derived from (i) the unaudited financial statements of GrabAGun as of and for the six months ended June 30, 2025 which are included as Exhibit 99.3 to this Current Report on Form 8-K/A and (ii) the audited financial statements of GrabAGun as of and for the year ended December 31, 2024, which are included in the Proxy Statement/Prospectus.

The historical financial information of Pubco was derived from (i) the unaudited financial statements of Pubco as of and for the six months ended June 30, 2025 which are included as in the Quarterly Report of the Company for the period ended June 30, 2025 filed with the Commission on August 14, 2025 (the “Quarterly Report”), and (ii) the audited financial statements of Pubco as of and for the year ended December 31, 2024, which are included in the Proxy/Statement Prospectus.

This information should be read together with the financial statements and notes thereto of Colombier, GrabAGun and Pubco included in the Proxy Statement/Prospectus, the sections of this Current Report on Form 8-K/A titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Colombier” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of GrabAGun”, and other financial information incorporated by reference.

Description of the Business Combination

On January 6, 2025, Colombier entered into a Business Combination Agreement by and among Colombier Acquisition Corp. II (“Colombier”), the Company, Company Merger Sub, Metroplex Trading Company LLC (doing business as GrabAGun.com) (“GrabAGun”) and upon subsequent execution of a joinder agreement, Purchaser Merger Sub (the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, (a) the merger of Purchaser Merger Sub with and into Colombier, with Colombier continuing as the surviving corporation and as a wholly-owned subsidiary of the Company (the “Colombier Merger”) and (b) the merger of the Company Merger Sub with and into GrabAGun, with GrabAGun continuing as the surviving entity and as a wholly-owned subsidiary of the Company (the “GrabAGun Merger”) were effected (as more specifically described below). The name of Colombier was changed to “GAG Surviving Corporation, Inc.” following the Colombier Merger and the name of GrabAGun was changed to “GrabAGun LLC” following the GrabAGun Merger.

The Merger Consideration

At the Closing, pursuant to the terms of the Merger Agreement and after giving effect to the redemptions of Colombier Class A Ordinary Shares by public shareholders of Colombier for cash:

•	Purchaser Merger Sub merged with and into Colombier, with Colombier continuing as the surviving entity and each issued and outstanding security of Colombier, which remained outstanding and had not been redeemed for cash, prior to the effective time of the Colombier Merger, was cancelled in exchange for the right to receive substantially equivalent securities of the Company.

•	Company Merger Sub merged with and into GrabAGun, with GrabAGun continuing as the surviving entity, and each issued and outstanding security of GrabAGun immediately prior to the effective time of the GrabAGun Merger was cancelled in exchange for the right of the GrabAGun Members to receive, in the aggregate (i) 10,000,000 newly-issued shares of Company Common Stock plus (ii) $50,000,000 in cash (the “Aggregate Cash Consideration”), with each of (i) and (ii) distributed to the GrabAGun Members pro rata in accordance with their respective membership interests in GrabAGun as of immediately prior to the effective time of the GrabAGun Merger.

•	Colombier and GrabAGun became wholly owned subsidiaries of the Company, in each case in accordance with the terms and conditions set forth in the Merger Agreement.

In addition, 300,000 shares of Company Common Stock were issued to a consultant to GrabAGun pursuant to the Consulting Agreement described in the Proxy Statement/Prospectus. After full satisfaction of payments to redeeming Colombier public shareholders, distribution of the Aggregate Cash Consideration to the GrabAGun Members and satisfaction of unpaid transaction fees and expenses of Colombier and certain GrabAGun transaction expenses, remaining proceeds from the Colombier trust account (the “Trust Account”) established at the time of the Colombier initial public offering of approximately $119 million were delivered from the Trust Account to the Company.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF JUNE 30, 2025
(in thousands, except share and per share data)

	(1) GrabAGun (Historical)	(2) Colombier (Historical)	(3) Pubco (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Assets
Cash and cash equivalents	$4,642	$524	$—	$180,456	A	$123,883
				(5,950)	C
				(5,533)	D
				5,100	E
				(5,326)	F
				(30)	G
				(50,000)	H
Inventory, net	5,826	—	—			5,826
Deferred transaction costs	1,675	—	—	(1,675)	F	—
Prepaid expenses and other current assets	414	253	—	(34)	G	633
Total Current Assets	12,557	777	—			130,342
Capitalized software, net	463	—	—			463
Property and equipment, net	27	—	—			27
Operating lease right-of-use asset	152	—	—			152
Marketable securities in Trust Account	—	180,506	—	(180,456)	A	—
				(50)	B
Other assets	90	—	—			90
Total Assets	$13,289	$181,283	$—			$131,074

Liabilities, Convertible Preferred Stock and Stockholders’ Deficit
Current Liabilities
Accounts payable	$10,067	$—	$—	$(459)	F	$9,608
Unearned Revenue	1,773	—	—			1,773
Operating lease liability, current	160	—	—			160
Accrued expenses and other current liabilities	664	2,507	61	(61)	G	664
				(2,507)	D
Total Current Liabilities	12,664	2,507	61			12,205
Operating lease liability, net of current portion	—	—	—			—
Deferred underwriting fee payable	—	5,950	—	(5,950)	C	—
Total Liabilities	$12,664	$8,457	$61			$12,205

Commitments and contingencies
Common shares subject to possible redemption	—	180,506	—	(180,495)	N	—
				(50)	B

Members’ Capital	625	—	—	(625)	L	—

Stockholders’ Equity (Deficit)
New GrabAGun (Pubco) Common Stock	—	—	—	1	I	3
				0.03	J
				0.43	K
				1.7	N
Colombier Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—	—	—		—
Colombier Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized; none issued and outstanding (excluding 17,000,000 shares subject to possible redemption)	—	—	—	—		—
Colombier Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 4,250,000 shares issued and outstanding	—	0.43	—	(0.43)	K	—
Additional paid in capital	—	—	0.10	99,999	I	119,131
				(150,000)	H, I
				2,900	J
				(7,680)	M
				180,454	N
				(6,542)	F
Stock subscription receivable			(0.10)			(0.10)
Retained earnings (Accumulated deficit)	—	(7,680)	(61)	5,100	E	(265)
				7,680	M
				(2,900)	J
				625	L
				(3,026)	D
				(3)	G
Total members’ equity and stockholders’ equity	625	(7,680)	(61)			118,869
Total liabilities, members’ equity and stockholders’ equity	$13,289	$181,283	$—			$131,074

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet
(in thousands, except share and per share data)

(1)	Derived from the unaudited balance sheet of GrabAGun as of June 30, 2025.

(2)	Derived from the unaudited balance sheet of Colombier as of June 30, 2025.

(3)	Derived from the unaudited balance sheet of Pubco as of June 30, 2025.

(A)	Reflects the transfer of marketable securities held in the Trust Account to cash.

(B)	Reflects the redemption of 4,732 Colombier Class A Ordinary Shares for an aggregate redemption payment of $50.3 thousand at a redemption price of $10.63 per share on July 15, 2025.

(C)	Reflects the settlement of deferred IPO underwriting commissions at the closing of the Business Combination.

(D)	Reflects the settlement of Transaction Expenses incurred by Colombier of approximately $6.6 million. Of the aggregate $6.6 million Transaction Expenses, $850 thousand is attributable to deferred IPO underwriting costs, as documented in Adjustment (E), $240 thousand of such fees have been paid and $2.5 million have been accrued as of the balance sheet date. The remaining amount of $3.0 million is reflected as an adjustment to accumulated deficit.

(E)	Represents a reimbursement for a portion of the deferred IPO underwriting fees payable by Colombier upon consummation of the Business Combination, as documented in Adjustment (C). Based on the arrangement with the underwriters, Colombier’s deferred underwriting fee obligation was initially set at $0.35 per unit for the 17 million units issued in Colombier’s IPO, resulting in total deferred underwriting fees of $5.95 million. However, up to $0.30 per unit may be reallocated to as a reimbursement to Colombier to cover expenses and post-closing working capital needs. As a result, the remaining aggregate deferred underwriting fees payable at the closing are expected to be limited to $850 thousand ($0.05 per unit × 17 million units). Consequently, $5.1 million of the deferred underwriting fees currently recorded on Colombier’s balance sheet are reallocated to reimburse expenses and fund post-closing working capital needs and is presented as an adjustment to cash and retained earnings.

(F)	Represents the settlement of GrabAGun’s Transaction Expenses related to the Business Combination of $6.5 million. Of the aggregate $6.5 million Transaction Expenses, $1.7 million have been deferred as of June 30, 2025 and $1.2 million of such fees have been paid. GrabAGun’s direct and incremental Transaction Expenses have been capitalized as deferred transaction costs when incurred. Upon the closing of the Business Combination, all deferred Transaction Expenses have been reclassified, resulting in a reduction of cash proceeds and a corresponding decrease in additional paid-in capital.

(G)	Reflects the settlement of Transaction Expenses incurred by Pubco of approximately $64 thousand. Of the aggregate $64 thousand, $34 thousand has been previously paid by GrabAGun and Colombier and recorded as other current assets as of June 30, 2025, and $30 thousand to be paid upon closing. As of the balance sheet date, $61 thousand has been accrued for with the remaining amount of $3 thousand recorded as an adjustment to accumulated deficit.

(H)	Reflects the $50 million Aggregate Cash Consideration paid to the GrabAGun Members in connection with the Business Combination in accordance with the terms of the Merger Agreement.

(I)	Represents the $100 million of Aggregate Stock Consideration issued to the GrabAGun Members in connection with the Business Combination in accordance with the terms of the Merger Agreement. This adjustment is allocated between newly issued shares of Pubco Common Stock and additional paid-in capital using par value of $0.0001 per share.

(J)	In December 2024, GrabAGun entered into the Consulting Agreement pursuant to which the GrabAGun Consultant became entitled to receive restricted units of GrabAGun, the grant date of which took place in January 2025. Upon the consummation of the Business Combination, these units were settled in the form of 300,000 newly-issued shares of Pubco Common Stock at a price of $10.00 per share.

(K)	Reflects the reclassification of issued and outstanding Colombier Class B Ordinary Shares which, prior to Closing, were converted into Colombier Class A Ordinary Shares, which shares were then cancelled in connection with the Colombier Merger in consideration of the right to receive newly-issued shares of Pubco Common Stock, all in accordance with terms of the Merger Agreement. This adjustment is allocated between new Pubco Common Stock and additional paid-in capital using par value of $0.0001 per share.

(L)	Reflects the reclassification of GrabAGun’s historical members’ capital to accumulated deficit. As GrabAGun is currently a limited liability company (LLC), it does not report a retained earnings or accumulated deficit balance. Upon the consummation of the Business Combination, GrabAGun’s historical members’ capital balance will be reclassified to accumulated deficit.

(M)	Reflects the elimination of Colombier’s historical accumulated deficit to align the combined entity’s financial statements the capital structure upon completion of the Business Combination.

(N)	Reflects the reclassification of 16,995,268 Colombier Class A Ordinary Shares subject to possible redemption to permanent equity.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2025

(in thousands, except share and per share data)

	(1) GrabAGun (Historical)	(2) Colombier (Historical)	(3) Pubco (Historical)	Transaction Adjustments		Pro Forma Combined
Net Revenues	$44,559	$—	$—	$—		$44,559
Cost of goods sold	40,246	—	—	—		40,246
Gross Profit	4,313	—	—	—		4,313
Operating Expenses:
Sales and marketing	262	—	—	—		262
General and administrative	3,397	3,097	60	(420)	BB	4,077
				(1,997)	CC
				(60)	DD
Total operating expenses	3,659	3,097	60			4,339
Operating income (loss)	654	(3,097)	(60)			(26)
Other income
Interest income (including interest earned on marketable securities held in Trust Account)	—	3,728	—	(3,728)	AA	—
Other income	94	—	—			94
Total other income	94	3,728	—			94
Net income (loss)	$748	$631	$(60)			$68
Net income per participating member units, basic and diluted	$7,480
Basic and diluted net income per share, Class A common stock		$0.030
Basic and diluted net income per share, Class B common stock		$0.030
Weighted average number of common shares outstanding, basic and diluted						31,545,268
Net income (loss) per common share, basic and diluted			$(0.06)			$0.00

Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations
(in thousands, except share and per share data)

(1)	Derived from the unaudited statement of operations of GrabAGun for the six months ended June 30, 2025.

(2)	Derived from the unaudited statement of operations of Colombier for the six months ended June 30, 2025.

(3)	Derived from the unaudited statement of operations of Pubco for the six months ended June 30, 2025.

(AA)	Represents an adjustment to eliminate interest earned on marketable securities held in the Trust Account after giving effect to the Business Combination as if it had occurred on January 1, 2024.

(BB)	Represents an adjustment to eliminate costs associated with the Administrative Services Agreement and the Services and Indemnification Agreement, each of which is a contractual obligation entered into at the time of the IPO and continued through the completion of the Business Combination. These costs will cease to be paid upon Closing of the Business Combination after giving effect to the Business Combination as if it had occurred on January 1, 2024.

(CC)	Represents an adjustment to eliminate transaction expenses that have been incurred by Colombier for the six months ended June 30, 2025 that will be reclassed to 2024 giving effect to the Business Combination as if it had occurred on January 1, 2024.

(DD)	Represents an adjustment to eliminate transaction expenses that have been incurred by Pubco for the six months ended June 30, 2025 that will be reclassed to 2024 giving effect to the Business Combination as if it had occurred on January 1, 2024.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2024
(in thousands, except share and per share data)

	(1) GrabAGun (Historical)	(2) Colombier (Historical)	(3) Pubco (Historical)	Transaction Adjustments		Pro Forma Combined
Net Revenues	$93,122	$—	$—	$—		$93,122
Cost of goods sold	83,621	—	—	—		83,621
Gross Profit	9,501	—	—	—		9,501
Operating Expenses:
Sales and marketing	543	—	—	2,900	EE	3,443
General and administrative	5,062	3,020	0.89	(840)	BB	13,426
				6,120	CC
				63	DD
Total operating expenses	5,605	3,020	0.89			16,869
Operating income (loss)	3,896	(3,020)	(0.89)			(7,368)
Other income
Interest income (including interest earned on marketable securities held in Trust Account)	—	8,778	—	(8,778)	AA	—
Other income	405	—	—			405
Total other income	405	8,778	—			405
Net income (loss)	$4,301	$5,758	$(0.89)			$(6,963)
Net income per participating member units, basic and diluted	$43,010
Basic and diluted net income per share, Class A common stock		$0.27
Basic and diluted net income per share, Class B common stock		$0.27
Weighted average number of common shares outstanding, basic and diluted						31,545,268
Net income (loss) per common share, basic and diluted			$(0.89)			$(0.22)

Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations
(in thousands, except share and per share data)

(1)	Derived from the audited statement of operations of GrabAGun for the year ended December 31, 2024.

(2)	Derived from the audited statement of operations of Colombier for the year ended December 31, 2024.

(3)	Derived from the audited statement of operations of Pubco for the year ended December 31, 2024.

(AA)	Represents an adjustment to eliminate interest earned on marketable securities held in the Trust Account after giving effect to the Business Combination as if it had occurred on January 1, 2024.

(BB)	Represents an adjustment to eliminate costs associated with the Administrative Services Agreement and the Services and Indemnification Agreement, each of which is a contractual obligation entered into at the time of the IPO and continued through the completion of the Business Combination. These costs will cease to be paid upon Closing of the Business Combination after giving effect to the Business Combination as if it had occurred on January 1, 2024.

(CC)	Represents the total Transaction Expenses for Colombier of $6.6 million, of which $0.5 million has been incurred and reflected in the historical results of Colombier during 2024 as if the Business Combination was consummated on January 1, 2024.

(DD)	Represents the total Transaction Expenses for Pubco of $64 thousand, of which $1 thousand has been incurred and reflected in the historical results of Pubco during 2024 as if the Business Combination was consummated on January 1, 2024.

(EE)	Represents the stock-based compensation expense related to the Consulting Agreement which upon consummation of the Business Combination will be settled as presented in Adjustment (J) within the Unaudited Pro Forma Condensed Combined Balance Sheet.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

The Business Combination was accounted for as a reverse recapitalization with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, Colombier was treated as the “accounting acquiree,” and GrabAGun as the “accounting acquirer” for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination was treated as the equivalent of GrabAGun issuing shares for the net assets of Colombier, followed by a recapitalization. The net assets of Colombier were stated at historical cost, with no revaluation. Operations prior to the Business Combination were those of GrabAGun.

The unaudited pro forma condensed combined balance sheet as of June 30, 2025 assumes that the Business Combination and related transactions occurred on June 30, 2025. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2025 and the year ended December 31, 2024, presents pro forma effect to the Business Combination as if it had been completed on January 1, 2024.

The unaudited condensed pro forma combined balance sheet as of June 30, 2025 has been prepared using, and should be read in conjunction with, the following:

●	Colombier’s unaudited condensed balance sheet as of June 30, 2025 and the related notes, included in Exhibit 99.1 to this Current Report on Form 8-K/A;

●	GrabAGun’s unaudited balance sheet as of June 30, 2025 and the related notes, included in Exhibit 99.3 to this Current Report on Form 8-K/A; and

●	Pubco’s unaudited condensed consolidated balance sheet as of June 30, 2025 and the related notes, included in the Quarterly Report and incorporated by reference.

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2025 and the year ended December 31, 2024 has been prepared using, and should be read in conjunction with, the following:

●	Colombier’s unaudited condensed statement of operations for the six months ended June 30, 2025 and the related notes, included in Exhibit 99.1 to this Current Report on Form 8-K/A;

●	GrabAGun’s unaudited statement of operations for the six months ended June 30, 2025 and the related notes, included in Exhibit 99.3 to this Current Report on Form 8-K/A;

●	Pubco’s unaudited condensed consolidated statement of operations for the six months ended June 30, 2025 and the related notes, included in the Quarterly Report and incorporated by reference;

●	Colombier’s audited condensed statement of operations for the year ended December 31, 2024 and the related notes, included in the Proxy Statement/Prospectus and incorporated by reference;

●	GrabAGun’s audited statement of operations for the year ended December 31, 2024 and the related notes, included in the Proxy Statement/Prospectus and incorporated by reference; and

●	Pubco’s audited condensed consolidated statement of operations for the year ended December 31, 2024 and the related notes, included in the Proxy Statement/Prospectus and incorporated by reference.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination.

The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that the Company believes are reasonable under the circumstances. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. The Company believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Company. They should be read in conjunction with the historical financial statements and notes thereto of Colombier, GrabAGun and Pubco.

2. Accounting Policies

Upon consummation of the Business Combination, management has performed a comprehensive review of the three entities’ accounting policies. As a result of the review, management has not identified differences between the accounting policies of the three entities which have a material impact on the financial statements of the Company. Based on its analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

3. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only. The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to events that are expected to have a continuing impact on the results of the Company.

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” to depict the accounting for the transaction and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). The Company has elected not to present Management’s Adjustments and is only presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information.

The audited historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to transaction accounting adjustments that reflect the accounting for the transaction under GAAP. GrabAGun and Colombier have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma condensed combined financial information does not include income tax effects as the parties to the Business Combination are evaluating the post-closing tax implications and related accounting policies of the combined company. Accordingly, the unaudited pro forma condensed combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the parties to the Business Combination filed consolidated income tax returns during the periods presented, nor does it reflect the amounts of pro forma deferred tax assets or liabilities as of the periods presented.

The pro forma basic and diluted loss per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of the Company’s shares outstanding, assuming the Business Combination occurred on January 1, 2024.

4. Net Income (Loss) per Share

Represents the net income (loss) per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2024. As the Business Combination and related transactions are being reflected as if they had occurred at the beginning of January 1, 2024, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented.

The unaudited pro forma condensed combined financial information has been prepared with the actual redemptions by Colombier’s public stockholders of Colombier Class A Ordinary Shares for the six months ended June 30, 2025 and for the year ended December 31, 2024:

(in thousands, except share and per share data)	Six Months Ended June 30, 2025	Year Ended December 31, 2024
Net income (loss)	$68	$(6,963)
Weighted average shares outstanding of common stock (1)	31,545,268	31,545,268
Net income (loss) per common share, basic and diluted	$0.00	$(0.22)

(1)	For the purposes of calculating diluted earnings per share, all outstanding Warrants should have been assumed to have been exercised. However, since this results in anti-dilution, the effect of such exercise was not included in calculation of diluted loss per share.